Exhibit 10.1
DEVELOPMENT AGREEMENT
THIS DEVELOPMENT AGREEMENT (this “Agreement”) has been entered into effective as of this 8th day of September, 2008 (the “Effective Date”), by and between BIOGOLD FUELS CORPORATION, Nevada corporation having an address of 1800 Century Park East, Suite 600, Los Angeles, California 90067 (“BioGold”), and ICM, INC., a Kansas corporation having an address of 310 N. First Street, Colwich, Kansas 67030 (“ICM”)(BioGold and ICM, each a “Party,” collectively, the “Parties”).
WITNESSETH:
WHEREAS, BioGold has developed and owns certain proprietary technology, processes, know-how, and other intellectual property for the separation of municipal solid waste; and
WHEREAS, ICM is an industry leader in the design and construction of fully-integrated commercial plants in the renewable energy industry; and
WHEREAS, BioGold wishes to engage ICM to develop and construct commercial scale municipal solid waste processing facilities for BioGold, and ICM desires to utilize BioGold’s technology, processes, know-how, and other intellectual property to perform such services; and
WHERAS, BioGold has entered into a resource recovery system agreement with Harvey County, Kansas for the construction of a municipal solid waste processing facility to be located in Harvey County (“Harvey County Project”); and
WHEREAS, the Parties desire to set forth the conditions by which the design plans to be developed pursuant to this Agreement will be used at the Harvey County Project and at additional project sites identified by the Parties.
NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Engagement.
(a)
General. The Parties desire to enter into a strategic alliance to (i) jointly develop a fully engineered and fully-integrated commercial plant design to process municipal solid waste that will utilize BioGold’s proprietary and licensed technology (“MSW Processing Facility”), and (ii) for ICM to construct commercial plants that utilize the jointly developed MSW Processing Facility design, and to modify the MSW Processing Facility design as necessary to accommodate particular site locations and use parameters for each specific project.

BioGold Development Agreement

(b)	Exclusive Appointment of ICM as Engineer.
(i)
BioGold hereby engages ICM as its exclusive independent contractor to provide engineering services with respect to the development of all MSW Processing Facilities. ICM hereby accepts such engagement under the terms and conditions hereof.

(ii)
With respect to the first MSW Processing Facility, the Parties intend to enter into a Professional Services Agreement generally in the form of Exhibit “A” attached hereto and incorporated hereby to formalize the specific engagement of ICM to engineer a MSW Processing Facility for the Harvey County Project. From and after the date hereof, BioGold and ICM agree to work in good faith to develop a scope of work and delivery schedule necessary to permit ICM to fully engineer the MSW Processing Facility for the Harvey County Project. The parties shall enter into a Professional Services Agreement for the Harvey County Project following the development of the scope of work and delivery schedule. The engineering provided by ICM under the Professional Services Agreement shall be of sufficient detail to permit ICM, acting as design-builder and general contractor, to construct the MSW Processing Facility for the Harvey County Project, as is more fully set forth in subparagraph (c) (ii) below, once BioGold’s has completed any necessary owner’s scope requirements that are conditions precedent to construction, including but not limited to geophysical/geotechnical evaluation and environmental permitting for the proposed facility. ICM’s scope of work under the Professional Services Agreement shall include, without limitation, providing process flow, plant site layout, equipment lists, energy balance, costs estimates, project schedules, and process, structural, electrical engineering, including services sufficient to create process and instrumentation diagrams (P&IDs), for the Harvey County Project. ICM shall also be responsible to create appropriate automation controls and software to operate the MSW Processing Facility. The Parties agree that in the event another project site is ready for construction of the MSW Processing Facility prior to the Harvey County Project, the Parties will substitute such other project as the first MSW Processing Facility to be constructed by ICM for BioGold.

(iii)
With respect to all other MSW Processing Facilities, if pursuant to the provisions of this Agreement ICM is designated as the general contractor for the construction of the MSW Processing Facility, the parties will enter into a Design-Build Agreement similar in form to Exhibit “B” attached hereto and incorporated hereby. For any MSW Processing Facility for which ICM waives its right to be the general contractor, the Parties will nevertheless enter into a Professional Services Agreement similar in form to Exhibit “A” for each such project. In the latter case, ICM will be paid an engineering fee for its professional services equal to six percent (6%) of the total construction price of the MSW Processing Facility. ICM’s professional services will be invoiced by ICM, and paid by BioGold, on a milestone basis, based upon the projected cost of the MSW Processing Facility at the time that ICM commences its professional services. If the MSW Processing Facility is actually constructed and placed in operation, the total fees owed to ICM will be adjusted upward as necessary to equal the stated percentage of the total actual construction price.

BioGold Development Agreement

(c)	Exclusive Appointment of ICM as General Contractor.
(i)
BioGold hereby engages ICM as its exclusive independent contractor to provide general contractor construction services for all MSW Processing Facilities in the United States. ICM hereby accepts such engagement under the terms and conditions hereof.

(ii)
With respect to the first MSW Processing Facility, the parties intend to enter into a Design-Build Agreement generally in the form of Exhibit “B” attached hereto and incorporated hereby to formalize the specific engagement of ICM to construct the MSW Processing Facility for the Harvey County Project. During the pendency of the completion of the engineering services described in Article 1.(b) for the Harvey County Project, BioGold and ICM agree to work in good faith to develop a scope of work, detailed listing of equipment, construction budget and construction schedule necessary to construct the MSW Processing Facility for the Harvey County Project. Following the completion of the engineering services, the parties shall promptly enter into the Design-Build Agreement for the Harvey County Project that shall incorporate the agreed scope of work and construction schedule. The construction services under the Design-Build Agreement will be provided on a time and materials basis of cost plus fifteen percent (cost +15%). For purposes of this provision, the parties agree that the term “cost” shall be fully defined within the Design-Build Agreement to be executed by the parties, but at minimum shall include the following: (i) the actual third party invoices to ICM for services, labor, equipment, material and suppliers, at the agreed billing rate between ICM and each services provider, subcontractor, and supplier; (ii) the applicable internal billing rate for ICM labor and expenses, as identified on ICM’s published Professional Services schedule; and (iii) the sales/use tax owed pursuant to applicable law on all materials and equipment incorporated in the Project. Although the Parties contemplate that BioGold will be able to obtain a project level exemption certificate prior to inception of construction of the Harvey County Project, but the Parties nevertheless agree that BioGold will be invoiced within the cost component of ICM’s billings for sales/use tax owed on all materials and equipment not covered by an applicable exemption certificate at the time ICM’s purchases such materials and equipment.

BioGold Development Agreement

(iii)
With respect to all other MSW Processing Facilities, the Parties will enter into a separate Design-Build Agreement similar in form to Exhibit “B” attached hereto and incorporated hereby for each facility. The Parties may agree that ICM may perform construction services on the basis of a fixed price or cost plus with a guaranteed maximum for such future MSW Processing Facilities. However, the Parties failure to reach agreement on an alternate fee structure shall not be cause for the revocation of ICM’s exclusive appointment in this subparagraph (c).

(iv)
Notwithstanding the exclusive appointment set forth in this subsection (c), in the event that ICM materially defaults under any Design-Build Agreement and fails to cure such default during any applicable cure period, then ICM’s exclusivity as general contractor shall terminate. Additionally, ICM may waive its right to exclusivity on any particular project, but such waiver shall apply only to that specific project, and then only if construction on such project is commenced within eighteen (18) months of ICM’s waiver.

(d)
Subcontracting. BioGold understands and agrees that ICM may carry out its obligations and responsibilities (or any of them) under the Professional Services Agreement and Design-Build Agreements through third party subcontractors, provided, however, that ICM shall enter into agreements that bind each subcontractor to terms and conditions materially consistent with the confidentiality and non-disclosure terms and conditions of the Professional Services Agreement and Design-Build Agreements, including, without limitation, protection of BioGold’s Confidential Information. Nothing herein shall limit the business terms and conditions on which ICM shall contract for services, labor, materials and equipment with its subcontractors and suppliers. ICM shall be responsible for the performance or non-performance of its subcontractors and suppliers under ICM’s agreements with such third parties.

(e)
Marketing Rights. ICM shall have the right, but not obligation, provide business development and marketing services for MSW Processing Facilities to non-municipality customers. In the event of the successful sale of a MSW Processing Facility, (i) ICM shall provide the engineering and construction services with respect to the MSW Processing Facility, (ii) BioGold will grant a license to the customer to use the BioGold proprietary right embodied in the facility, and (iii) ICM will pay to BioGold a licensing fee equal to six percent (6%) of the total construction price of the MSW Processing Facility. ICM will refer all municipalities that contact ICM with respect to a MSW Processing Facility to BioGold, and to the extent that ICM provides business development services with respect to any such referred municipality, BioGold shall pay to ICM a referral fee equal to the sum of ICM’s out-of-pocket costs for such business development services plus $100,000.00.

BioGold Development Agreement

2.
Duties of BioGold. In addition to the obligations under the Professional Services Agreements and Design-Build Agreements, BioGold agrees to (i) deliver and license (or sublicense, as applicable) to ICM all of BioGold’s technology, know-how, and other rights for municipal solid waste (“MSW”) separations and MSW, tire, construction debris, green waste, medical waste, and electronic waste processing processes, designs, and technology, owned and/or licensed by BioGold or its affiliates or which BioGold or its affiliates may acquire during the term of this Agreement, including, without limitation, any modifications, updates, improvements, derivative works, and other changes thereto as the same may occur from time to time (the “BioGold Proprietary Rights”) as necessary and convenient for ICM to perform its duties as the exclusive engineering services provider and exclusive general contractor under the Professional Services Agreement and Design-Build Agreements; (ii) facilitate discussions between ICM and third-party licensors of the BioGold Proprietary Rights and the acquisition of agreements between ICM and such third parties, or acquire for the benefit of ICM those licenses from such third parties as are necessary and convenient for ICM to perform its duties under Professional Services Agreements and/.or the Design-Build Agreements; (iii) provide professional services from its engineers and technical representatives as reasonably requested by ICM to assure completion of MSW Processing Facilities as required under the terms of the Professional Services Agreements and Design-Build Agreements; and (iv) furnish access and use of real property and associated rights to support ICM’s activities.

3.	Intellectual Property.
(a)
BioGold Ownership. The Parties agree that, as between each other, BioGold is the sole and exclusive owner of the BioGold Proprietary Rights and any improvements thereon, and ICM will not contest BioGold’s rights therein.

(b)	ICM Ownership. The Parties agree that, as between each other,
(i)
ICM is and will be the sole and exclusive owner of the fully-integrated plant designs and all engineering documents created by ICM, regardless of the format or media utilized and any improvements thereon (“ICM Proprietary Rights”), and BioGold will not contest ICM’s rights therein. In the event that BioGold terminates this Agreement for cause, ICM will grant to BioGold an irrevocable, worldwide, fully paid-up right and license to make, use and sell the ICM Proprietary Rights, subject to reasonably appropriate limitations on ICM’s professional liability when the same are reused, modified, changed or otherwise incorporated in a project other than the specific project for which such design documents were created by ICM.

(ii)	ICM shall be sole and exclusive owner of the distributed control system (DCS) and software developed by ICM or its subcontractors for use in the operation of the MSW Processing Facilities.
BioGold Development Agreement

4. Confidentiality.
(a)
As used in this Agreement, “Confidential Information” of a Party shall mean all inventions, discoveries, data, information processes, methods, techniques, materials, results, or other know-how, whether or not patentable, or other information, including, without limitation, proprietary information and materials regarding such Party’s technology, products, business information, or objectives, that (a) embodies BioGold Proprietary Rights or ICM Proprietary Rights (as applicable); (b) is first communicated by the Disclosing Party to the Receiving Party on or after the Effective Date (i) in written form and marked as confidential or with a similar restrictive legend, or (ii) not in written form but initially identified to the Receiving Party as proprietary and/or confidential and thereafter promptly confirmed, in writing to the Receiving Party, as being Confidential Information; or (c) is first communicated by the Disclosing Party to the Receiving Party prior to the Effective Date and constitutes Confidential Information under the terms of the Mutual Confidentiality Agreement between the Parties, dated March 5, 2008. The terms and conditions of this Agreement shall be considered Confidential Information of both Parties. Notwithstanding the foregoing, Confidential Information shall not include any information that the Receiving Party can establish:

(i)
was already known by the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has credible documentary evidence to that effect;

(ii)
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of this confidentiality obligation, provided, however, that information shall not be deemed to be available to the public merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain;

(iii)	was disclosed to that Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or
(iv)
was independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has credible documentary evidence to that effect.

BioGold Development Agreement

(b)
Obligation. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and thereafter as set forth in Article 6 below, each Party (the “Receiving Party”), receiving any Confidential Information of the other Party (the “Disclosing Party”), shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose other than as necessary to perform the Design-Build Agreements. The Receiving Party shall keep confidential the Confidential Information and shall use all reasonable efforts to maintain the Confidential Information as secret and confidential. The Receiving Party shall not disclose the Confidential Information except to its officers, employees, agents, consultants, and contractors (the “Representatives”) who need to know the Confidential Information to perform Receiving Party’s obligations or exercise its rights under the Design-Build Agreements, and even then only to such extent as are necessary and essential for such Representative’s involvement. The Receiving Party shall inform such Representatives of the confidential and proprietary nature of the Confidential Information. The Receiving Party shall cause each such Representative to acknowledge in writing its obligations to be bound by the same non-disclosure obligations to which Receiving Party is bound. The Receiving Party shall make all reasonable efforts to safeguard the Confidential Information from disclosure by its Representatives to anyone other than permitted hereby. The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of the Confidential Information, or any other breach of this Agreement by the Receiving Party or its Representatives, and shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

(c)
Authorized Disclosure. Notwithstanding the foregoing Section 4(b), each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to: (i) perform under the Professional Services and/or Design-Build Agreements; (ii) prosecute or defend litigation; (iii) facilitate discussions with prospective investors of the Party, or in proposed MSW Processing Facilities (but no Party may disclose a Disclosing Party’s Confidential Information to a competitor of the Disclosing Party) or underwriters in connection with financing arrangements (not involving any license, collaboration, or other arrangement relating to such Party’s technology or products) or a proposed acquisition of such Party; and (iv) comply with applicable governmental laws and regulations. In the event that the Receiving Party shall reasonably deem it necessary to disclose, pursuant to this Section 4(c), Confidential Information belonging to the Disclosing Party other than pursuant to confidentiality terms not less stringent than those specified herein, the Disclosing Party shall, to the extent not prohibited by law, give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

BioGold Development Agreement

5.
Non-Competition. ICM agrees that during the term of this Agreement that ICM will not accept an engagement to provide development, engineering or construction services to any person, company or business entity that offers or intends to offer municipal solid waste separation technology similar to or in competition to the BioGold Proprietary Rights. Notwithstanding the foregoing, the parties acknowledge that all biological and biochemical fermentation processes are not and will not be deemed to be similar to or in competition with BioGold Proprietary Rights, and as such, are specifically excepted from the restrictions of this Section 5.

6.
Promotion. During the term of this Agreement, each Party may promote the other as having a strategic alliance the other with respect to the design and construction of MSW Processing Facilities. Each Party may use the other Party’s name and logo in mutually agreed upon press releases and on each other’s website. Any such use is subject to the prior approval of the other Party, which approval shall not be unreasonably withheld or delayed. Each Party shall use such designations as the other Party may reasonably require indicating the other Party’s rights in its name and/or logo. All such uses shall immediately stop upon termination of this Agreement.

7.	Term and Termination.
(a)
Term. Unless earlier terminated as specified in Section 7(b) or elsewhere in this Agreement, the term of this Agreement shall be for a period of fifteen (15) years from the Effective Date. This term of this Agreement shall automatically renew for additional successive periods of five (5) years each unless one Party gives the other Party written notice of its intent to terminate this Agreement at the end of the then existing term, at least six (6) months prior to the expiration of the then existing term.

(b)	Termination.
(i)
Breach of Proprietary Rights. Either Party may immediately terminate this Agreement by notice to the other Party because of the willful or wanton breach by the other Party of its obligations hereunder with respect to use and disclosure of the Party’s Proprietary Rights or Confidential Information. In recognition of the injunctive relief rights granted each Party pursuant to Article 7(e) below, if the termination is by BioGold because of a claimed breach by ICM of the BioGold’s Proprietary Rights, notwithstanding the issuance of a temporary restraining order, in no event will ICM’s role as exclusive engineering services provider or general contractor for future MSW Facilities be terminated until the issuance of final unappealable order following a full and fair hearing in a court of competent jurisdiction on the facts supporting the claimed breach.

BioGold Development Agreement

(ii)
For Cause. In the event that either Party commits a material breach of this Agreement, the other Party may provide written notice of the alleged breach (the “Notice of Breach”) to the breaching Party and if such breach remains uncured for thirty (30) days after the giving of the Notice of Breach (or if such breach is not susceptible to cure within the initial 30-day period and the breaching Party uses continuous, diligent, good faith efforts to cure such breach, it shall document such efforts by written notice to the non-breaching Party on or before the end of such 30-day period, and the stated cure period will be extended by an additional thirty (30) days), then this Agreement shall automatically terminate at the end of such period. Notwithstanding the foregoing, a Party shall not be in breach of its obligations under this Agreement to the extent that such breach was caused by the other Party’s failure to perform its obligations hereunder. Any breach of Section 5 of this Agreement by ICM shall be considered a material breach of the Agreement allowing BioGold to terminate the Agreement for cause after providing the Notice of Breach and allowing the thirty (30) day cure period as defined above.

(iii)	Mutual Agreement. The Parties may agree to mutually terminate this Agreement.
(iv)
Payment for Services Rendered. Notwithstanding termination of this Agreement, ICM shall be paid for, and BioGold shall be obligated to pay for, all services rendered under any Professional Services and/or Design Build Agreement then in effect as of the date of the termination, and the termination of this Agreement shall not terminate such other agreements except and unless such other agreements are properly terminable pursuant to their individual respective terms.

(c)
Actions on Termination. In addition to such other obligation of the Parties on or after termination of this Agreement in whole or in part as specified herein, upon the effective date of termination of this Agreement for any reason, and except as otherwise expressly provided in the Design-Build Agreements, each Party shall (i) return to the owner all documents and other materials in the other Party’s possession or control that contain or embody the owner’s Proprietary Rights and Confidential Information in whatever format, whether written or electronic, including any and all copies or reproductions thereof; (ii) permanently delete all such Proprietary Rights and Confidential Information from its computer hard drives and any other electronic storage medium (including any backup or archive systems); (iii) retain no copies or abstracts thereof; and (iv) deliver to the owner thereof a written certificate that the other Party has complied with the obligations of this Section 7(c).

(d)
Survival. In addition to such other provisions of this Agreement that specifically survive the expiration of termination of this Agreement, the Parties’ rights and obligations under Sections 3, 4, and 7 shall survive any termination of this Agreement.

BioGold Development Agreement

(e)
Remedies. The Parties acknowledge and agree that the use or disclosure of the Proprietary Rights or Confidential Information of a Party in a manner inconsistent with the provisions of this Agreement shall cause the owner thereof immeasurable damage for which adequate remedy at law may not be available. Therefore, the owner thereof shall be entitled to obtain injunctive and other equitable relief for the breach or threatened breach of the obligations of this Agreement, without the requirement to post bond. Except as otherwise limited by this Agreement, rights under this section shall be cumulative of all other rights and remedies of the Parties.

8.	General.
(a)
Binding. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Neither Party may assign its rights or obligations under this Agreement without prior written consent of the other Party, except that ICM may, without BioGold’s consent, assign its rights to perform either (i) engineering services, and/or (ii) construction management services, to an affiliated corporation or company. Any assignment in violation of the preceding sentence is void.

(b)
Correspondence and Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given (a) on receipt, if delivered personally or by facsimile transmission (receipt verified), (b) three days after deposit, if mailed by registered or certified mail (return receipt requested), postage prepaid, or (b) the next business days, if sent by nationally recognized express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice:

All correspondence to BioGold shall be addressed as follows:
BIOGOLD FUELS CORPORATION
ATTN: Steve Racoosin
1800 Century Park East, Suite 600
Los Angeles, California 90067
Fax: 1-310-564-7611
All correspondence to ICM shall be addressed as follows:
ICM, Inc.
ATTN: General Counsel
310 N. First Street
Colwich, Kansas 67030
Fax: 1-316-796-0570
BioGold Development Agreement

(c)
Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

(d)
Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

(e)
Construction. All captions in this Agreement are intended solely for the convenience of the Parties, and none shall be deemed to affect the meaning or construction of any provisions hereof. No consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement.

(f)
Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Kansas, and, as applicable, the United States of America, without regard to conflict of law principles thereof. Except for levy upon or to enforce or a judgment so obtained or temporary or preliminary equitable relief, any suit, action, or claim between the Parties arising out of or related to this Agreement must be brought exclusively in state or federal court sitting in Wichita, Kansas, USA, and each Party irrevocably submits to the personal jurisdictions of such courts.

(g)
Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the actions of or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

(h)
Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. Facsimile or other electronically transmitted signatures shall be binding upon the Parties and shall be treated as if originals.

BioGold Development Agreement

(i)	Amendment. No amendment, modification, or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
(j)
Entire Agreement of the Parties. This Agreement and any agreements referenced herein constitute and contain the complete, final, and exclusive understanding and agreement of the Parties with respect to the subject matter hereof, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof and thereof.

[SIGNATURE PAGE FOLLOWS]
BioGold Development Agreement

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

BIOGOLD FUELS CORPORATION
By:	/s/ Steve Racoosin
Steve Racoosin, CEO
“BioGold”

ICM, INC.
By:	/s/ Dave VanderGriend
Dave VanderGriend, President
“ICM”

BioGold Development Agreement

EXHIBIT “A”
Professional Services Agreement
[SEE ATTACHED]
BioGold Development Agreement

EXHIBIT “B”
Design/Build Agreement
[SEE ATTACHED]
BioGold Development Agreement